Exhibit 3.5

ARTICLES OF INCORPORATION OF

SAEC, Inc.

I, the undersigned, a natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

1.	NAME.	The name of the Corporation is SAEC, Inc. (the “Corporation”).

2.	DURATION.	The period of its duration is perpetual.

3.	PURPOSES.

(A)        The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Texas Business Corporation Act.

(B)        The purpose expressed in the foregoing Section of this Article will, except where otherwise expressed, be in no manner limited or restricted by reference to, or inference from, the terms of any other purpose or Section expressed in these Articles of Incorporation and the Corporation shall have and exercise any and all powers incidental to each such expressed purpose conferred or lawfully permitted under the laws of the State of Texas, including, but not limited to, all powers permitted by Article 2.02 of the Texas Business Corporation Act, as now existing or hereafter amended.

(C)        Nothing in these Articles of Incorporation will be construed or deemed to authorize any act in violation of the Anti-Trust Laws of the State of Texas, as now existing or hereafter amended, or to authorize any purpose or object whatsoever in violation of the limitations and provisions of Article 2.01 of the Texas Business Corporation Act, or deemed to grant any power, or authorize any act, inconsistent with or in violation of any law of the State of Texas.

4.           SHARES. The aggregate number of shares which the Corporation shall have authority to issue is one hundred thousand (100,000) shares of $.01 par value each. The shares are designated as common stock and each share of stock shall have identical rights and privileges in every respect. The Corporation may purchase or acquire its own shares and may reissue the same as provided by law. Shareholders shall have full pre-emptive rights.

5.           COMMENCEMENT OF BUSINESS. The corporation will not commence business until it has received for the issuance of its shares consideration of the value of one thousand dollars ($1,000), consisting of money, labor done or property actually received.

6.           BYLAWS. The initial bylaws shall be adopted by the Board of Directors. The shareholders of the Corporation hereby delegate to the Board of Directors power to adopt, alter, amend, or repeal the bylaws of the Corporation; provided, however, such bylaws may be altered, amended or repealed by a majority vote of the shareholders at any regular or special meeting, and provided further, however, that notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting.

7.           NO CUMULATIVE VOTING. Directors shall be elected by plurality voting. Cumulative voting shall not be allowed.

8.	INTERESTED DIRECTORS, OFFICERS AND SHAREHOLDERS.

(A)        VALIDITY. Any contract or other transaction between the Corporation and any of its directors, officers or shareholders (or any corporation or firm which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or shareholder at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization.

(B)        DISCLOSURE, APPROVAL. The foregoing shall, however, apply only if the interest of each such director, officer or shareholder is known or disclosed:

(1) To the Board of Directors, and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

(2) To the shareholders, and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes.

(C)        NON-EXCLUSIVE. This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.

9.	INDEMNIFICATION.

(A)        PERSONS. The Corporation shall indemnify, to the extent provided in paragraph (B), these persons:

(1)	Any director, officer, agent or employee of the Corporation,

(2)         Any former director, officer, agent or employee of the Corporation, and

(3)         Any person who may have served at the Corporation’s request as a director, officer, agent or employee of another Corporation in which the Corporation owns or has owned stock, or of which it is or has been a creditor.

(B)        EXTENT. The indemnification shall be to the full extent allowable or required by the provisions of Article 2.02-1 of the Texas Business Corporation Act, as now existing or hereafter amended.

(C)        NON-EXCLUSIVE. These rights of indemnification and reimbursement shall not be exclusive of any other rights to which such person may be entitled by law, bylaw, agreement, shareholders’ vote or otherwise; provided, however, that such additional rights of indemnification and reimbursement are not expressly made void by the provisions of the said Article 2.02-1.

10.         SHAREHOLDERS VOTE. With respect to any action to be taken by the shareholders of the Corporation, the proposed action shall be adopted upon receiving the affirmative vote of at least a majority of the outstanding shares entitled to vote thereon.

11.         SHAREHOLDER CONSENTS. Any action required to be taken at any annual or special meeting of the shareholders, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the actions so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

12.         REGISTERED OFFICE AND AGENT. The post office address of the initial registered office of the Corporation is 700 Louisiana, 16th Floor, Houston, Texas 77002 and the name of its initial registered agent at such address is Michael P. Kessler.

13.         INITIAL DIRECTORS. The number of directors constituting the initial board of directors is two (2) and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders, or until their successors are elected and qualified, are:

Name	Address
Joseph Kaplan	3355 West Alabama, Suite 840 Houston, Texas 77098
Drew Berkman	3355 West Alabama, Suite 840 Houston, Texas 77098

                              14.         INCORPORATOR. The name and address of the incorporator is Barbara Ann Leavine, 700 Louisiana, 16th Floor, Houston, Texas 77002. She is more than eighteen years of age.

IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of June, 1993.

      /s/ Barbara Ann Leavine

Barbara Ann Leavine,
Incorporator

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

SAEC, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

I

The name of the corporation is SAEC, Inc.

II

The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on June 18, 1993.

The amendment deletes all of Article I of the original Articles of Incorporation. The part that is deleted read as follows: The names of the Corporation is SAEC, Inc.

The amendment adds the following words to Article I so that Article I as amended now reads as follows: The name of the Corporation is Allen-Stuart Equipment Company, Inc. (the “Corporation”).

III.

The number of shares of the Corporation outstanding at the time of such adoption was 10,000; and the number of shares entitled to vote thereon was 10,000.

IV.

The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing pursuant to Article 9.10 adopting said amendment and any written notice required by Article 9.10 has been given or waived.

Dated:	June 21, 1993

   /s/ Joseph Kaplan

Joseph Kaplan

President

   /s/ Drew Berkman

Drew Berkman

Secretary

STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on June 21, 1993 by Joseph Kaplan.

    /s/ Marty Ehlert

Notary Public’s Signature

My commission expires:

(Seal)

STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on June 21, 1993 by Drew Berkman.

   /s/ Marty Ehlert

Notary Public’s Signature

My commission expires:

(Seal)

Office of the Secretary of State	Corporations Section

ASSUMED NAME CERTIFICATE

1.

The name of the corporation, limited liability company, limited partnership, or registered limited liability partnership as stated in its articles of incorporation, articles of organization, certificate of limited partnership, application for certificate of authority or comparable document is   Allen-Stuart Equipment Company, Inc.

2.	The assumed name under which the business or professional service is or is to be conducted or rendered is Gardner Denver Engineered Packaging Center.

3.

The state, country, or other jurisdiction under the laws of which it was incorporated, organized or associated is   Texas        , and the address of its registered or similar office in that jurisdiction is   11611 Tanner Road, Houston, TX 77041.

4.	The period, not to exceed 10 years, during which the assumed name will be used is July 1, 2009.

5.	The entity is a (circle one):
Business Corporation
Non-Profit Corporation Professional Corporation Professional Association Limited Liability Company Limited Partnership Registered Limited Liability Partnership

If the entity is some other type of incorporated business, professional or other association, please specify below:

6.

If the entity is required to maintain a registered office in Texas, the address of the registered office is   350 North St. Paul Street, Dallas, Texas 75201                                                            and the name of its registered agent at such address is   CT Corporation System.                 The address of the principal office (if not the same as the registered office) is

11611 Tanner Road, Houston, Texas 77041.

7.

If the entity is not required to or does not maintain a registered office in Texas, the office address in Texas is                                                                                                                        and if the entity is not incorporated, organized or associated under the laws of Texas, the address of its place of business in Texas is  and the office address elsewhere is

8.	The county or counties where business or pfoessional services are being or are to be conducted or rendered under such assumed name are (if applicable, use the designation “ALL” or “ALL EXCEPT”):

Harris

Signature of officer, general partner, manager,

representative or attorney-in-fact of the entity

State of                                      §

§

County of                                  §

This instrument was acknowledged before me on                                               July 22, 1999            by

(date)

                                                Helen W. Cornell

(name of person acknowledging)

(Notary Seal)

   /s/ Mary Ann Wheeler

Signature of Notary

Notary Public, State of Illinois

Form No. 503

Revised 8/98

The Office of the Secretary of State does not discriminate on the basis of race, color, national origin, sex, religion, age or disability in employment or the provision of services